United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 10, 2007, during Shuffle Master, Inc.’s (NASDAQ National Market: SHFL) (the “Company”) conference call to discuss its operating results for the third quarter and nine months ended July 31, 2007, Mark L. Yoseloff, CEO and Chairman of the Board, discussed the non-binding Letter of Intent entered into between the Company and Progressive Gaming International Corporation (“PGIC”), pursuant to which the Company would purchase PGIC’s Worldwide Table Game Division.  This purchase would provide the Company with the worldwide rights and contracts for all of PGIC’s proprietary table game titles including Caribbean Stud® and Texas Hold ‘Em® Bonus Poker.  Dr. Yoseloff inadvertently and erroneously stated that upon any closing of the PGIC transaction, the Company would acquire approximately 1,000 table games.  The actual number of table games that the Company would acquire at the closing of the transaction would be approximately 620 table games.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: September 11, 2007

/s/ MARK L. YOSELOFF
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer